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                                                                    EXHIBIT 99.3

                                  P-COM, INC.
           INTERNATIONAL STOCK PURCHASE AGREEMENT - [              ]
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  I HEREBY ELECT TO PARTICIPATE IN THE INTERNATIONAL EMPLOYEE STOCK PURCHASE
PLAN (THE "IESPP") FOR THE OFFERING PERIOD SPECIFIED BELOW, AND I HEREBY SUBSCRIBE TO PURCHASE SHARES OF COMMON STOCK OF P-COM, INC. (THE "CORPORATION") IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE IESPP. I HEREBY AUTHORIZE PAYROLL DEDUCTIONS FROM EACH OF MY PAYCHECKS FOLLOWING MY ENTRY INTO THE OFFERING PERIOD IN THE 1% MULTIPLE OF MY EARNINGS (NOT TO EXCEED A MAXIMUM OF 15%) SPECIFIED IN MY ATTACHED ENROLLMENT FORM.

  I UNDERSTAND THAT THE OFFERING PERIOD IS DIVIDED INTO A SERIES OF CONSECUTIVE SEMI-ANNUAL PERIODS OF PARTICIPATION. THOSE SEMI-ANNUAL PERIODS WILL BEGIN ON THE FIRST BUSINESS DAY OF AUGUST AND FEBRUARY EACH YEAR DURING THE OFFERING PERIOD, AND MY PARTICIPATION WILL AUTOMATICALLY REMAIN IN EFFECT FROM ONE SEMI-ANNUAL PERIOD TO THE NEXT DURING THE OFFERING PERIOD IN ACCORDANCE WITH MY PAYROLL DEDUCTION AUTHORIZATION, UNLESS I WITHDRAW FROM THE IESPP OR CHANGE THE RATE OF MY PAYROLL DEDUCTION OR UNLESS MY EMPLOYMENT STATUS CHANGES.

  MY PAYROLL DEDUCTIONS WILL BE CONVERTED INTO U.S. DOLLARS ON THE LAST U.S. BUSINESS DAY OF EACH SEMI-ANNUAL PERIOD OF PARTICIPATION. MY PAYROLL DEDUCTIONS (AS CONVERTED INTO U.S. DOLLARS) WILL BE ACCUMULATED FOR THE PURCHASE OF SHARES OF THE CORPORATION'S COMMON STOCK ON THE LAST U.S. BUSINESS DAY OF EACH SEMI-ANNUAL PERIOD OF PARTICIPATION WITHIN THE OFFERING PERIOD. THE PURCHASE PRICE PER SHARE WILL BE 85% OF THE LOWER OF (I) THE U.S. DOLLAR FAIR MARKET VALUE PER
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SHARE OF COMMON STOCK ON MY ENTRY DATE INTO THE OFFERING PERIOD OR (II) THE U.S.
DOLLAR FAIR MARKET VALUE PER SHARE ON THE SEMI-ANNUAL PURCHASE DATE. HOWEVER, THE CLAUSE (I) AMOUNT WILL IN NO EVENT BE LESS THAN THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK ON THE START DAY OF THE OFFERING PERIOD.

  I UNDERSTAND THAT I CAN WITHDRAW FROM THE IESPP AT ANY TIME PRIOR TO THE LAST BUSINESS DAY OF A SEMI-ANNUAL PERIOD OF PARTICIPATION AND ELECT EITHER TO HAVE THE CORPORATION REFUND ALL MY PAYROLL DEDUCTIONS FOR THAT PERIOD OR TO HAVE SUCH PAYROLL DEDUCTIONS APPLIED TO THE PURCHASE OF COMMON STOCK AT THE END OF SUCH PERIOD. HOWEVER, I MAY NOT REJOIN THAT PARTICULAR OFFERING PERIOD AT ANY LATER DATE. UPON THE TERMINATION OF MY EMPLOYMENT FOR ANY REASON OR MY LOSS OF ELIGIBLE EMPLOYEE STATUS, MY PARTICIPATION IN THE IESPP WILL IMMEDIATELY CEASE AND ALL MY PAYROLL DEDUCTIONS FOR THE SEMI-ANNUAL PERIOD IN WHICH MY EMPLOYMENT TERMINATES OR MY LOSS OF ELIGIBILITY OCCURS WILL AUTOMATICALLY BE REFUNDED. SHOULD I DIE WHILE AN IESPP PARTICIPANT, MY PAYROLL DEDUCTIONS WILL AUTOMATICALLY CEASE AND MY ESTATE WILL RECEIVE A REFUND OF MY PAYROLL DEDUCTIONS FOR THE SEMI-ANNUAL PERIOD IN WHICH I DIE. I FURTHER UNDERSTAND THAT I MAY REDUCE THE RATE OF MY PAYROLL DEDUCTIONS ON ONE OCCASION PER SEMI-ANNUAL PERIOD OF PARTICIPATION AND THAT I MAY INCREASE MY RATE OF PAYROLL DEDUCTIONS TO BECOME EFFECTIVE AT THE BEGINNING OF ANY SUBSEQUENT SEMI-ANNUAL PERIOD OF PARTICIPATION.

  I UNDERSTAND THAT I WILL RECEIVE A STOCK CERTIFICATE FOR THE SHARES PURCHASED ON MY BEHALF AFTER THE END OF EACH PURCHASE PERIOD. THE CERTIFICATE WILL BE ISSUED IN THE NAME OR NAMES I HAVE SELECTED ON THE ENROLLMENT FORM ACCOMPANYING THIS AGREEMENT OR WILL BE DEPOSITED DIRECTLY IN MY DESIGNATED BROKERAGE ACCOUNT.

  I UNDERSTAND THAT THE CORPORATION HAS THE RIGHT, EXERCISABLE IN ITS SOLE DISCRETION, TO AMEND OR TERMINATE THE IESPP AT ANY TIME, WITH SUCH AMENDMENT OR TERMINATION TO BECOME EFFECTIVE IMMEDIATELY FOLLOWING THE EXERCISE OF OUTSTANDING PURCHASE RIGHTS AT THE END OF ANY CURRENT SEMI-ANNUAL PERIOD OF PARTICIPATION. SHOULD THE CORPORATION ELECT TO TERMINATE THE IESPP, I WILL HAVE NO FURTHER RIGHTS TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THIS AGREEMENT.

  I UNDERSTAND THAT THE IESPP SETS FORTH RESTRICTIONS (I) LIMITING THE MAXIMUM NUMBER OF SHARES WHICH I MAY PURCHASE DURING ANY SEMI-ANNUAL PERIOD OF PARTICIPATION AND (II) PROHIBITING ME FROM PURCHASING MORE THAN $25,000 WORTH OF COMMON STOCK FOR EACH CALENDAR YEAR MY PURCHASE RIGHT REMAINS OUTSTANDING.

  I ACKNOWLEDGE THAT I HAVE RECEIVED AND MAY CONTINUE TO RECEIVE THE OPPORTUNITY TO PURCHASE STOCK UNDER THE IESPP. I UNDERSTAND THAT THE GRANT OF A PURCHASE RIGHT IN ONE YEAR OR AT ONE TIME DOES NOT IN ANY WAY OBLIGATE P-COM, INC. OR ______________ TO MAKE A GRANT OR AWARD IN ANY FUTURE
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YEAR OR IN ANY GIVEN AMOUNT. I ACKNOWLEDGE AND UNDERSTAND THAT THE IESPP IS
WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF MY NORMAL
OR EXPECTED COMPENSATION SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY OR SIMILAR PAY.

  I HEREBY AUTHORIZE AND DIRECT ________________ TO DISCLOSE TO P-COM, INC. OR ANY OF ITS SUBSIDIARIES SUCH INFORMATION REGARDING MY EMPLOYMENT, THE NATURE AND AMOUNT OF MY COMPENSATION AND THE FACT AND CONDITIONS OF MY PARTICIPATION IN THE IESPP AS _________________ DEEMS NECESSARY TO FACILITATE THE ADMINISTRATION OF SUCH PLAN.

  I ACKNOWLEDGE THAT I HAVE RECEIVED A COPY OF THE OFFICIAL PLAN PROSPECTUS SUMMARIZING THE MAJOR FEATURES OF THE IESPP. I HAVE READ THIS AGREEMENT AND THE PROSPECTUS AND HEREBY AGREE TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE IESPP. THE EFFECTIVENESS OF THIS AGREEMENT IS DEPENDENT UPON MY ELIGIBILITY TO PARTICIPATE IN THE IESPP.

    DATE: ___________________, 199__

                                           SIGNATURE OF EMPLOYEE

                                           PRINTED NAME:

    DURATION OF OFFERING PERIOD:    FROM AUGUST 1, 1998 TO JANUARY 31, 1999
    ENTRY DATE INTO OFFERING PERIOD:  _____________, 199_

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